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                                                               EXHIBIT 99.(a)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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For this type of account:                                         Give the SOCIAL SECURITY number of--
-----------------------------------------------------------------------------------------------------------------------------
1. An individual's account                                        The individual

2. Two or more individuals                                        The actual owner of the account or, if combined funds, the
   (joint account)                                                first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)      The minor(2)

4. a.The usual revocable savings trust account (grantor is        The grantor-trustee(1)
     also trustee)

   b.So-called trust account that is not a legal or valid         The actual owner(1)
     trust under state law

5. Sole proprietorship account                                    The owner(3)

6. A valid trust, estate, or pension trust                        The legal entity(4)
-----------------------------------------------------------------------------------------------------------------------------

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For this type of account:                                         Give the EMPLOYER IDENTIFICATION NUMBER of--
-----------------------------------------------------------------------------------------------------------------------------
 7. Corporate account                                             The corporation

 8. Partnership account held in the name of the business          The partnership

 9. Association, club, religious, charitable, educational or      The organization
    other tax-exempt organization

10. A broker or registered nominee                                The broker or nominee

11. Account with the Department of Agriculture in the name of     The public entity
    a public entity (such as a state or local government,
    school district, or prison) that receives agricultural
    program payments

-----------------------------------------------------------------------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2


How to Obtain a Taxpayer Identification Number

If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for Individual Taxpayer Identification Number), or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

Payees and Payments Exempt From Backup Withholding

Payees specifically exempted from backup withholding include the following:

   o A corporation.

   o An organization exempt from tax under Section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

   o The United States or any of its agencies or instrumentalities.

   o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

   o A foreign government or any of its political subdivisions, agencies or instrumentalities.

   o An international organization or any of its wholly owned agencies or instrumentalities.

   o A foreign central bank of issue.

   o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

   o A real estate investment trust.

   o An entity registered at all times during the tax year under the Investment Company Act of 1940.

   o A common trust fund operated by a bank under section 584(a).

   o A financial institution.

   o A futures commission merchant registered with the Commodity Futures Trading Commission.


EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I OF THE SUBSTITUTE FORM W-9, CHECK THE BOX IN
PART IV OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see section 6045 of the Internal Revenue Code, and the regulations thereunder.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Privacy Act Notice.--Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or certain other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 30.5% of such payments made to a payee during the 2001 calendar year and 30% of such payments made to a payee during the 2002 calendar year who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE